Exhibit 99.1

FOR IMMEDIATE DISTRIBUTION

PHARMERICA ANNOUNCES NEW SENIOR SECURED CREDIT AGREEMENT

New Agreement Expands Committed and Uncommitted Credit Capacity by $200 Million and
Reduces Interest Rate by 75 Basis Points

PharMerica has a Strong Financial Foundation and is
Well Positioned to Capitalize on Growth Opportunities

LOUISVILLE, Ky., September 19, 2014 -- PharMerica Corporation (NYSE: PMC), a national provider of institutional, specialty home infusion, hospital and oncology pharmacy services, today announced that it has successfully closed on a new credit agreement. PharMerica will use the facilities for general corporate purposes and to pursue acquisition opportunities.

Under the new credit agreement, the Company borrowed a term loan of $225 million and will have access to a committed revolving credit facility of $310 million. The new credit agreement increases the size of PharMerica’s committed revolving line of credit by $110 million, as compared to the revolving line of credit under the Company’s prior credit agreement, while lowering the Company’s interest rate by 75 basis points. In addition, the Company may request commitments for additional term loans or revolving loans under the new credit agreement as long as they do not exceed $190 million in the aggregate, an increase of $90 million over the amount of incremental commitments and loans permitted under the Company’s existing credit agreement. Furthermore, the principle amortization schedule associated with the term loan is 5% annually, commencing with the second year of the five-year facility, with the remaining 80% due upon the expiration of the facility in September 2019.

“We are pleased to have secured this financing package, which will enhance financial flexibility and reduce the cost of capital, allowing us to us to take advantage of value-enhancing growth opportunities,” said Greg Weishar, PharMerica Corporation’s Chief Executive Officer. "We are positioning PharMerica to compete aggressively for market share through organic growth and acquisitions, and we are confident we will continue to succeed and drive shareholder value creation.”

Participating lenders for the new credit agreement include Bank of America, N.A as administration agent; JPMorgan Chase Bank, N.A. as syndication agent; and U.S. Bank, National Association, Citibank, N.A., MUFG Union Bank, N.A., BBVA Compass Bank and Suntrust Bank as co-documentation agents.

In connection with the new credit agreement, PharMerica’s credit agreement dated May 2, 2011 was repaid in full and terminated.

About PharMerica

PharMerica Corporation is a leading institutional pharmacy services company that services healthcare facilities in the United States, provides pharmacy management services to hospitals, specialty infusion services to patients outside a hospital setting, and offers the only national oncology pharmacy and care management platform in the United States. PharMerica operates 97 institutional pharmacies, 14 specialty infusion centers and 5 specialty oncology pharmacies in 45 states. PharMerica’s customers are institutional healthcare providers, such as skilled nursing facilities, nursing centers, assisted living facilities, hospitals, individuals receiving in-home care and other long-term alternative care providers.

Forward-looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which reflect the Company’s current estimates, expectations and projections about its future results, performance, prospects and opportunities. Forward-looking statements include, among other matters, the information concerning the Company’s possible future results of operations, possible future potential acquisitions, our ability to take advantage of growth opportunities, our ability to compete for market share growth, our ability to grow organically and through acquisitions, our ability to create shareholder value, and our ability to draw against and potentially increase the size or our available credit facility. Forward-looking statements include statements that are not historical facts and can be identified by forward-looking words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “plan,” “may,” “should,” “will,” “would,” “project” and similar expressions. These forward-looking statements are based upon information currently available to us and are subject to a number of risks, uncertainties and other factors that could cause the Company’s actual results, performance, prospects or opportunities to differ materially from those expressed in, or implied by, these forward-looking statements. Important factors that could cause the Company’s actual results to differ materially from the results referred to in the forward-looking statements we make in this press release include the adequacy of our litigation-related reserves, our ability to collect certain amounts owed to us by third party contract partners, including AmerisourceBergen Drug Corporation, and those included in the Risk Factors section set forth in the Company’s Annual Report on Form 10-K filed with the SEC and in other reports, including Quarterly Reports on Form 10-Q filed with the SEC by the Company.

You are cautioned not to place undue reliance on any forward-looking statements, all of which speak only as of the date of this press release. Except as required by law, we undertake no obligation to publicly update or release any revisions to these forward-looking statements to reflect any events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events. All subsequent written and oral forward-looking statements attributable to us or any person acting on the Company’s behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this press release and in the Risk Factors section set forth in the Company’s Annual Report on Form 10-K filed with the SEC and in other reports filed with the SEC by the Company.

Contact

PharMerica Corporation
David W. Froesel, Jr., 502-627-7950
Executive Vice President, Chief Financial Officer and Treasurer